UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2007

                            IntegraMed America, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                            (State of Incorporation)

         0-20260                                    6-1150326
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 (Commission File Number)              (I.R.S. Employer Identification No.)


               Two Manhattanville Road, Purchase, NY       10577
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             (Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code: (914) 253-8000
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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act
     |_|    (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     |_|    (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the
     |_|    Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the
     |_|    Exchange Act (17 CFR 240.13e-4(c))








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Item 1.01  Entry into Material Definitive Agreements

Stock Purchase Agreement

         On August 8, 2007, IntegraMed America, Inc. ("IntegraMed" or "we"), along with its wholly-owned subsidiary IDVC Acquisition Co. ("Acquisition"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with the Sellers named therein (the "Sellers"), the Guarantors named therein and Vein Clinics of America, Inc. ("VCA"), pursuant to which IDVC purchased all of the outstanding capital stock of VCA. The purchase price was $28,000,000, subject to adjustment as provided in the Stock Purchase Agreement. In addition, pursuant to the terms of the Stock Purchase Agreement, the Sellers may receive additional earn-out payments if certain EBITDA targets specified in the Stock Purchase Agreement are met in 2007 and 2008.

         The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as
Exhibit 10.1 and is incorporated herein by reference.

         A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Second Amended and Restated Loan Agreement

         Concurrent with the closing of the Stock Purchase Agreement, we entered into a second amended and restated loan agreement (the "Second Amended and Restated Loan Agreement"), dated as of August 8, 2007, to amend and restate the Amended and Restated Loan Agreement, dated as of September 28, 2001, by and between IntegraMed and Bank of America, N.A. ("Bank of America"), as amended by a First Amendment dated as of September 16, 2002, a Second Amendment dated as of July 31, 2003, a Third Amendment dated as of November 14, 2003, a Fourth Amendment dated as of March 21, 2005 and a Fifth Amendment dated as of December 23, 2005 (as so amended, the "Original Loan Agreement"). The credit facilities under the Second Amended and Restated Loan Agreement are comprised of:

   o a term loan of $25 million to be used to finance the purchase of VCA and related transaction costs; and

   o   revolving loans in an aggregate principal amount of up to $10 million.

         The term loan was fully drawn concurrently with the closing of the Stock Purchase Agreement. Term loan amounts that are subsequently repaid or prepaid may not be reborrowed. Amounts drawn under the revolving credit facility may be borrowed, repaid and reborrowed until August 8, 2012.

         Interest rates applicable to the term loans and the revolving loans are either at or below the prime rate set by Bank of America for those loans with fluctuating rate borrowings or at LIBOR plus an applicable margin for LIBOR loans. We are required to pay certain fees, including fees on undrawn committed amounts, in connection with the Second Amended and Restated Loan Agreement.

         In addition, the Second Amended and Restated Loan Agreement contains, among other things: (1) customary representations and warranties; (2) customary affirmative, negative and financial covenants, including, without limitation, maintaining minimum liquidity and EBITDA, limits on the senior leverage ratio and limits on the incurrence of liens; and (3) customary events of default. Upon the occurrence of an event of default, among other things, Bank of America may declare that all amounts owing under the Second Amended and Restated Loan Agreement are due and payable.

         The Second Amended and Restated Loan Agreement is unconditionally guaranteed by all of our subsidiaries and is secured by first priority security interests in substantially all our assets, including the capital stock of our subsidiaries.

         The foregoing description of the Second Amended and Restated Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Loan Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Voting Agreement

         Concurrent with the closing of the Stock Purchase Agreement, we entered into a Voting Agreement (the "Voting Agreement") with the Sellers relating to all securities of IntegraMed (the "Shares") held or to be held by the Sellers. Under the Voting Agreement, for a period of two years from the date of receipt of Shares by the Sellers, such Sellers will vote such Shares in favor of any proposal recommended by management of IntegraMed and against any proposal not recommended by management of IntegraMed. Concurrently with the Voting Agreement, each Seller delivered an irrevocable proxy with respect to its Shares.
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         The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Employment Agreement

         Concurrent with the closing of the Stock Purchase Agreement, we entered into an employment agreement (the "Employment Agreement") with Kush K. Agarwal, dated as of August 8, 2007, which remains in effect until terminated by the terms thereof. Pursuant to the employment agreement, Mr. Agarwal will serve as President and Chief Executive Officer of VCA and will receive an initial annual base salary of $250,000, will be eligible for consideration for grants of equity in IntegraMed, and will be entitled to participate in other benefits.

         IntegraMed may terminate Mr. Agarwal's employment at any time for any reason or for no reason with 30 days written notice. If IntegraMed terminates Mr. Agarwal's employment without cause or Mr. Agarwal terminates for good reason then Mr. Agarwal is entitled to a lump sum amount equal to his base salary for a period of three months. If, following a change of control (as defined in the Employment Agreement), the Employment Agreement is terminated by Mr. Agarwal for good reason or by IntegraMed without cause, then Mr. Agarwal is entitled to a lump sum amount equal to his base salary for a period of twelve months and his bonus for the year in which termination occurs, in addition to any accrued but unpaid base salary or expenses.

         The Employment Agreement provides that Mr. Agarwal will be restricted from engaging in competitive activities, as well as soliciting business from any client or prospective client of IntegraMed and employing, hiring or soliciting any employee of IntegraMed, for twenty four months after the termination of his employment.

         The foregoing description of Mr. Agarwal's employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached hereto as
Exhibit 10.4 and is incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets

         Reference is made to Item 1.01 of this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

         Reference is made to Item 1.01 of this report.

Item 5.02 Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

         Kush K. Agarwal was elected to our board of directors on August 8, 2007, as agreed to by IntegraMed in the Stock Purchase Agreement described in
Item 1.01 above. On August 8, 2007, Mr. Agarwal entered into an employment agreement with IntegraMed. Pursuant to the Stock Purchase Agreement, Mr. Agarwal received $9.6 million in cash and $1.6 million in stock from IntegraMed in consideration for the sale of his stock of VCA. He may also receive additional consideration pursuant to additional earn-out payments. Reference is made to
Item 1.01 of this report.

Item 9.01 Financial Statements and Exhibits.

         (a) Financial statements of business acquired.

         All required financial statements with respect to VCA will be filed by amendment pursuant to Item 9.01(a)(4) within 75 days following the filing of this report.

         (b) Pro forma financial information.

         All required pro forma financial information will be filed by amendment pursuant to Item 9.01(b)(2) within 75 days following the filing of this report.

         (d)     Exhibits

         10.1 Stock Purchase Agreement, dated as of August 8, 2007, by and among IntegraMed, Acquisition, the Sellers named therein, the Guarantors named therein and VCA.

        10.3 Voting Agreement, dated as of August 8, 2007, by and among IntegraMed, the D. Brian McDonagh, M.D. Trust Dated May 1, 2004 and the Kush K. Agarwal Living Trust.
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         10.4     Employment  Agreement,  dated as of  August 8,  2007,  between
                  IntegraMed and Kush K. Agarwal.

         10.24(m) Second Amended and Restated Loan Agreement, dated as of August
                  8, 2007, by and among IntegraMed and the Bank.

         99.1     Press Release of IntegraMed dated August 8, 2007.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INTEGRAMED AMERICA, INC.
                                   (Registrant)
Date: August 8, 2007

                                   By:    /s/    Claude E. White
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                                          Name:  Claude E. White
                                          Title: Vice President, General Counsel
                                                 and Secretary